Exhibit 5.1

Dykema Gossett PLLC 111 E. Kilbourn Ave. Suite 1050 Milwaukee, WI 53202 www.dykema.com Tel: 414-488-7300

March 11, 2026

Venu Holding Corporation

1755 Telstar Drive, Suite 501

Colorado Springs, CO 80920

Ladies and Gentlemen:

We are acting as counsel to Venu Holding Corporation, a Colorado corporation (the “Company”), in connection with the offering for sale of (i) up to 17,152,500 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”; such shares, the “Shares”), which includes 2,812,500 Shares issued to the underwriters of the offering in connection with the partial exercise of their over-allotment option, and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 4,410,000 shares of Common Stock (the “Pre-Funded Warrant Shares”), in each case together with (iii) accompanying warrants (the “Common Warrants”) to purchase up to 21,562,500 shares of Common Stock (the “Common Warrant Shares”), which includes 2,812,500 Common Warrants issued to the underwriters in connection with the partial exercise of their over-allotment option, whereby each share of Common Stock and each Pre-Funded Warrant was sold together with one Common Warrant. The offering by the Company was made pursuant to a prospectus supplement dated March 8, 2026, and the accompanying base prospectus dated December 8, 2025 (such documents, collectively, the “Prospectus”) that form part of the Company’s effective registration statement on Form S-3 (File No. 333-291873) (the “Registration Statement”). This opinion letter is furnished to you at your request to enable the Company to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

In rendering the opinion set forth below, we have examined and relied upon the Registration Statement and the Prospectus, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company and other certificates and documents of officials of the Company, public officials, and others as we have deemed appropriate for purposes of this opinion letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original documents, and the conformity to original documents of all photostatic and facsimile copies submitted to us, and the due execution and delivery of all documents by any party where due execution and delivery are a prerequisite to the effectiveness thereof. We have also assumed that all information contained in all documents reviewed by us is true, correct, and complete. As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company.

Based upon, subject to, and limited by the foregoing, we are of the opinion that:

(a)	Following (i) the issuance of the Shares pursuant to the terms of the Underwriting Agreement, dated March 8, 2026 (the “Underwriting Agreement”), by and among the Company and ThinkEquity LLC, as representative of the several underwriters listed in Schedule 1 thereto, and (ii) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors and the Pricing Committee of the Board of Directors, the Shares will be validly issued, fully paid, and nonassessable.

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Venu Holding Corporation

March 11, 2026

(b)	The Pre-Funded Warrants and the Common Warrants have been duly authorized by the Company and, when delivered and paid for in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Company.

(c)	The Pre-Funded Warrant Shares and the Common Warrant Shares have been duly authorized for issuance and, when issued and delivered against payment therefor upon the exercise of the Pre-Funded Warrants and the Common Warrants, in accordance with the terms therein, will be validly issued, fully paid, and non-assessable.

We express no opinion with respect to the enforceability of any agreement or instrument or any provision thereof (i) to the extent such enforceability may be subject to, or affected by, applicable bankruptcy, insolvency, moratorium, or similar state or federal laws affecting the rights and remedies of creditors generally (including, without limitation, fraudulent conveyance laws) or general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (ii) providing for specific performance, injunctive relief or other equitable remedies (regardless of whether such enforceability is sought in a proceeding in equity or at law), (iii) providing for indemnification or contribution, which provisions may be limited by federal and state securities laws or policies underlying such laws, (iv) requiring any waiver of stay or extension laws, diligent performance or other acts which may be unenforceable under principles of public policy or (v) providing for a choice of law, jurisdiction or venue. We have assumed that such agreements, instruments, or provisions are enforceable.

To the extent the obligations of the Company with respect to the Shares, the Pre-Funded Warrants, and the Common Warrants may be dependent upon such matters, we also assume for purposes of this opinion letter that: (i) the other party under the Underwriting Agreement is duly authorized, validly existing, and in good standing under the laws of its jurisdiction of organization; (ii) such other party is duly qualified to engage in the activities contemplated by the Underwriting Agreement; (iii) the Underwriting Agreement has been duly authorized, executed, and delivered by the other party and constitutes the valid and binding obligation of the other party, enforceable against the other party in accordance with its terms; (iv) such other party is in compliance with respect to the performance of its obligations under the Underwriting Agreement with all applicable laws and regulations; and (v) such other party has the requisite organizational and legal power and authority to perform its obligations under the Underwriting Agreement.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinion expressed above. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or the related Prospectus, other than as expressly stated herein with respect to the Shares, the Pre-Funded Warrants, and the Common Warrants to be issued pursuant to the Registration Statement.

Venu Holding Corporation

March 11, 2026

This opinion letter is based as to matters of law solely on the applicable provisions of the following, as currently in effect: (i) as to the opinion given in paragraphs (a) and (c), the Colorado Business Corporation Act, as amended, and (ii) as to the opinion given in paragraph (b), the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules, or regulations of any political subdivision below the state level). We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations (and in particular, we express no opinion as to any effect that such other laws, statutes, ordinances, rules, or regulations may have on the opinions expressed herein).

This opinion letter has been prepared for use in connection with the filing by the Company of a Current Report on Form 8-K relating to the offer and sale of the Shares, which Form 8-K will be incorporated by reference into the Registration Statement and the Prospectus, and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the above-described Current Report on Form 8-K and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Respectfully Submitted,

/s/ Dykema Gossett PLLC

Dykema Gossett PLLC